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FORM S-8

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

WD-40 COMPANY
(Exact Name of Registrant as specified in Charter)

Delaware	95-1797918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1061 Cudahy Place, San Diego, California (Address of principal executive offices)	92110 (Zip Code)

THIRD AMENDMENT AND RESTATEMENT
WD-40 COMPANY 1990 INCENTIVE STOCK OPTION PLAN
(Full title of the plan)

Garry O. Ridge
1061 Cudahy Place
San Diego, CA 92110
(Name and address of agent for service)

(619) 275-1400
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

No par common stock	1,500,000 shares	$20.46*	$30,707,663.42*	$7,676.92*

*
Average of high and low prices reported on The Nasdaq Stock Market for June 25, 2001, used for purposes of fee calculation with respect to 1,449,891 shares for which exercise price of options is undetermined. The exercise price for 50,109 shares underlying options granted on September 26, 2000 is $20.8125. Registration Fee calculated pursuant to Rule 457(h).

INCORPORATION OF REGISTRATION STATEMENTS
BEARING FILE NOS. 33-43174, 33-90972, and 333-41247

    This Registration Statement covers additional securities of the same class and relating to the same employee benefit plan as those securities registered on previously filed Registration Statements, File Nos. 33-43174, 33-90972 and 333-41247, each as further updated by a Post-Effective Amendment No. 1 filed on December 17, 1999, the contents of which are incorporated herein by this reference.

EXHIBITS

    The following exhibits, including the attached opinion and consent, are required to be included in this Registration Statement under Part II, Item 8:

Exhibit No.	Description

Instruments Defining the Rights of Security Holders, Including Indentures
4(a)	The Certificate of Incorporation is incorporated by reference from the Registrant's Form 10-Q Quarterly Report filed January 14, 2000, Exhibit 3(a) thereto.
4(b)	The By-Laws are incorporated by reference from the Registrant's Form 10-Q Quarterly Report filed January14, 2000, Exhibit 3(b) thereto.
Opinion Re Legality
5.0	Opinion of Gordon & Rees LLP dated June 29, 2001.
Consents of Experts and Counsel
23.1	Consent of PricewaterhouseCoopers LLP dated June 29, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 26, 2001.

REGISTRANT:
WD-40 COMPANY
By	/s/ MICHAEL J. IRWIN Michael J. Irwin, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

    KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Garry O. Ridge, Michael J. Irwin and John B. Sidell, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 of WD-40 Company, a Delaware corporation, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ GARRY O. RIDGE GARRY O. RIDGE, Director and President and Chief Executive Officer (Principal Executive Officer) June 26, 2001
/s/ MARIO L. CRIVELLO MARIO L. CRIVELLO, Director June 26, 2001
/s/ DANIEL W. DERBES DANIEL W. DERBES, Director June 26, 2001
/s/ HARLAN F. HARMSEN HARLAN F. HARMSEN, Director June 26, 2001
JACK L. HECKEL, Director , 2001
/s/ GARY L. LUICK GARY L. LUICK, Director June 26, 2001
/s/ KENNETH E. OLSON KENNETH E. OLSON, Director June 26, 2001
/s/ GERALD C. SCHLEIF GERALD C. SCHLEIF, Director June 26, 2001
/s/ EDWARD J. WALSH EDWARD J. WALSH, Director June 26, 2001

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INCORPORATION OF REGISTRATION STATEMENTS BEARING FILE NOS. 33-43174, 33-90972, and 333-41247
EXHIBITS
SIGNATURES
POWER OF ATTORNEY